Exhibit 10.2
            Amendment to Stock Purchase Agreement dated June 1, 2002.


                  AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment to Stock Purchase Agreement is effective this 1st day of June, 2002 by and between New Generations Film, Inc., a company duly organized and existing under the laws of the State of Nevada in the United States of America ("NGF"), formally known as New Cannon, Inc., and Unimet Group, Limited a private company number 25953873 duly organized and existing under the laws of England ("Unimet").

         WHEREAS,  NGF and Unimet entered into a stock purchase on or about June
2001.  In  connection   Unimet's  purchase  of  ten  million  eighteen  thousand
(10,018,000) shares of NGF's common stock;

         AND WHEREAS, Unimet has not fulfilled its obligations regarding the payment of the purchase price of the shares of NGF pursuant to the terms of the Stock Purchase Agreement;

         AND WHEREAS, the parties desires to modify the terms of the Stock Purchase Agreement with regard to Unimet's payment in order to facilitate the future relationship of the parties;

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         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained  herein,  the  adequacy  of  which  is  hereby  acknowledged,  and  in
consideration   of  the  parties'   mutual  desire  to  maintain  their  working
relationship, it is hereby agreed as follows:

1. The parties agree that Unimet's obligation to pay the remainder of the purchase price pursuant to the Stock Purchase Agreement shall be modified and Unimet should make the following payments NGF;


                  a. Unimet shall pay NGF $50,000.00 on or before July 15, 2002;

                  b. Unimet shall pay NGF an additional $50,000.00 on or before August 15, 2002;


                  c Unimet shall pay NGF an additional $50,000.00 on or before September 15, 2002; and,


                  d Unimet shall pay NGF an additional $500,000.00 on or before October 15, 2002.


2 All payments made by Uinimet to NGF shall be made via wire transfer to NGF's bank account at the Bank of America, Reno Nevada, account number 004961782434, ABA number122400724.

3 In the event that the parties agree that Unimets payment obligations as outlined above may be met via a transfer of assets rather than a payment of cash, such agreement must be in writing and must specifically list the asset to be transferred to NGF. Unimet agrees to provide NGF with any and all documentation NGF, its counsel or accountants may require in order to confirm the valuation of assets to be transferred pursuant to this paragraph prior to any such transfer. In the event that NGF does not agree to the value of the assets to be transferred, Unimets payment obligation as outlined above shall not be altered and Unimet shall continue to be obligated to make cash payments.

4 All other provisions of the Stock Purchase Agreement between the parties not otherwise modified by this amendment shall remain in full force and effect.

         IN WITNESS of their agreement each party has caused its duly authorized representative to sign this instrument effective on the date first above written.

                                    New Generation Films, Inc.


                                    By:  /s/ Evgeny Afineevsky
                                         ---------------------
                                             Evgeny Afineevsky
                                    Its:     President, CEO



                                    Unimet Group, Limited


                                    By: /s/ Ilya Kokarev
                                        -----------------
                                            Ilya Kokarev
                                    Its:    President


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